                                                                    EXHIBIT 11.1

                                    8x8, Inc.

            STATEMENTS OF COMPUTATION OF NET INCOME (LOSS) PER SHARE
                   (in thousands, except per share data)


                                                                                   Six Months Ended
                                                                                    September 30,
                                                                                --------------------
                                                              Year Ended
                                                               March 31,
                                                                 1996            1995           1996
                                                                 ----            ----           ----

Net loss                                                       $(3,217)        $(3,701)       $(5,913)
                                                               --------        --------        --------
Reconciliation of weighted average number of
shares outstanding to amount used in proforma
loss per share computation:

Weighted average number of shares
outstanding                                                      7,679            7,610          7,825

Additional shares included in accordance
with requirements of the Securities and
Exchange Commission under Staff
Accounting Bulletin 83                                           3,975            3,975          3,975
                                                                ------           ------         ------

Weighted average number of shares
outstanding as adjusted                                         11,654           11,585         11,800
                                                                ======           ======         ======

Proforma net loss per share                                     $ (.28)          $ (.32)         $ (.50)
                                                                =======          =======         =======